UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                SCHEDULE 14C INFORMATION

This document is being filed late due to a delay in the filing of an amended 10K with audited financial statements.

Information Statement Pursuant to Section 14(C) of the Securities Exchange Act of 1934 as amended


Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only

[X]  Definitive Information Statement

          Bridge Technology, Inc.
     ------------------------------------------------------------
       (Name of Registrant As Specified In Its Charter)


          000-24767
     ------------------------------------------------------------
       (Commission file number)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-
     11

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     N/A
     -------------------------------------------------------------------

 2)  Aggregate number of securities to which transaction applies:
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     -------------------------------------------------------------------

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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 4) Proposed maximum aggregate value of transaction:
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

[ ]  Fee paid prviously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        None
        ----------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        Schedule C
        ----------------------------------------------
     3) Filing Party:
        Bridge Technology, Inc.
        ----------------------------------------------
     4) Date Filed:
        August 23, 2002
        ----------------------------------------------

                 BRIDGE TECHNOLOGY, INC.
                  12601 Monarch Street
              Garden Grove, California 92841
              ------------------------------
                 INFORMATION STATEMENT
                      relating to
              ANNUAL MEETING OF STOCKHOLDERS
                held on May 13, 2002
              ------------------------------


           WE ARE NOT REQUESTING A PROXY AND
          YOU WERE REQUESTED NOT TO SEND US A PROXY.


     This information statement is furnished by the Board of Directors of Bridge Technology, Inc., a Nevada corporation, in connection with the Annual Meeting of Stockholders to be on May 13, 2002 at 10:00 a.m., local time, at our principal executive offices located at 12601 Monarch Street, Monarch Street, Garden Grove, California 92841 for the purposes set forth in the accompanying Notice of Meeting.

     The Board of Directors has fixed the close of business on April 22, 2002 as the record date of determination of the stockholders entitled to notice of the meeting to vote at the Annual Meeting. As of the record date, there are 10,863,186 issued and outstanding shares of our common stock held by approximately 2,800 holders of record. A majority of such shares shall constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the record date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is required to approve each proposal. Votes will be counted by our representatives at the Annual Meeting. (STOCKHOLDERS DO NOT HAVE CUMULATIVE VOTING RIGHTS.)

     This Information Statement is being mailed on or about August 27, 2002 to holders of record of common stock at the close of business on the record date. We will bear all costs and expenses relating to the preparation, printing and mailing of this Information Statement and accompanying materials to stockholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred in connection with these mailings.

              PROPOSAL 1
          ELECTION OF DIRECTORS


Information About Nominees
--------------------------
     Of the nominations by our board the following nine persons have accepted to serve as Directors until the next Annual Meeting of our stockholders or until their respective successors are elected and qualified:

     Winston Gu, age 51, has served as our Chairman and Chief Executive Officer since December 1999 and has been a Director since 1997. He is also a member of our Executive Steering Committee, the Chief Executive Officer of our subsidiary, Autec Power Systems, Inc. and the President of Frontier Electronics Corporation for the past ten years.

     John J. Harwer, age 55, has served as the President and Director of Bridge Technology, Inc. Mr. Harwer is also a member of our Executive Steering Committee. From January 1996 to May 1997, Mr. Harwer owned and managed a computer distribution company, Allied Web, Inc. From May 1994 to April 1996, he was a majority owner of Simmsun, Inc., a supplier of computer memory and components to the domestic and international market. From January 1990 to May 1994, he was Vice President of Operations and
New Product Development for CMS Enhancements, a $200 million NYSE computer peripheral company. From 1971 through 1989, he held senior engineering, marketing and management positions with several companies in the computer industry including Hewlett-Packard, Raytheon, Gerber Scientific, Picker Nuclear, Genrad and Calcomp. Mr. Harwer also served as technology consultant to Burroughs (now UNISYS), Sharp USA, Graphtec, Houston Instruments, Amtec and others. He received his Master of Computer Science degree from Charles University, Prague, Czech Republic in 1971. He has written, conducted and participated in numerous management and technology seminars and conferences.

     James Djen, age 48, has served in various capacities from President of PTI Enclosures, a Bridge subsidiary, to President of Bridge Technology, Inc. to currently Managing Director with responsibilities of overseeing the Asia-Pacific unit of the Corporation. He also serves as a member of our Executive Steering Committee and as a director since November 1998. He has also served as President and Chairman of the Board of PTI Enclosures, Inc. since 1993. From June 1985 to 1994 he was a Director and Executive Vice President of CMS Enhancement, a New York, Stock Exchange firm. Mr. Djen was granted a Bachelor of Science Degree in Electrical Engineering from National Taiwan University in 1977 and a Master of Science Degree in Electrical Engineering from Connecticut's Bridgeport University in 1978 and a Master of Science Degree in Electrical Engineering in 1981 from California State University.

     John T. Gauthier, age 74, has served as our Chief Financial Officer, Secretary and Treasury since 1997. He has been a Director since 1997 and is also a member of our Executive Steering Committee. He was the prior Chairman of the Company's Board of Directors from March 1997 to April 1998. He is also the Secretary-Treasurer, Chief Financial Officer, and a Director of the Exell Corporation since June 1995. For twelve years Mr. Gauthier was President and Chairman of the Board of Datronic Engineers Inc., a small capitalization public company engaged in the design, furnishing and installation of long-range telecommunications systems internationally. For six years he was Director of Finance and Administration for Northrop Corporation's subsidiary, Page Communications Engineers, a leading international telecommunications company. He was a former management consultant to the Executive Director of the International Monetary Fund of the World Bank. He was also a Founder, Director along with the former Comptroller of the U.S. Treasury, James Saxton of the Free State Bank and Trust Company in Potomac, Maryland. Mr. Gauthier received a Bachelor of Science Degree in Finance from Fordham University in 1953 and completed the MBA program at the Graduate School of Business, George Washington University in 1957. Mr. Gauthier also completed two years of legal training at the Georgetown University Law Center in 1959.

     Thomas Davidson, age 68, is Managing Director of Southporter Management Group in Greenwich, CT, a merchant bank providing investment and financial advisory services to companies seeking expansion capital, acquistions, merger partners or strategic alliances. Mr. Davidson brings to Bridge over 40 years of top financial management experience. He has held important financial management positions with NBC, Ford Motor Company, White Morton Corportation (NYSE) and Texas Gas Corporation (NYSE). He was Executive
Vice President, Director and Chief Financial Officer with Arrow Electronics, Inc. (NYSE) from 1981 to 1989, a distributor of electronic components, when the company grew from $250 million to $2 billion in revenues. Mr. Davidson holds an MBA from Columbia University, NY and B.A. from Vanderbilt University, TN.

     Frank King, age 69, is retired Partner of Price Waterhouse where he served as Partner in charge Northeastern United States, Mid Atlantic States and Southeastern United States of their Valuation Services Group. Mr. King has over twenty-five years of direct valuation, studies of businesses both domestically and international. He directed eastern operations for Arthur
D. Little - Valuations, NJ, Valuation Researcg Corporation, WI, Marshall & Stevens, NY and American Appraisal Associates, NY. Mr. King holds a MBA in Finance and Marketing fromHofstra University, NY and BS in Civil Engineering from the University of Houston, TX.

     Hideki Watanabe, age 56, has been a Director and a member of our Executive Steering Committee since April 1998. Mr. Watanabe has also served as the President of Newcorp Technology Limited, our electronics technology R & D subsidiary based in Tokyo, Japan. He graduated from Nihon Physical Education College in 1972. From 1972 until 1982, he worked for Wakou-Shoji. From 1983 until 1984, he was the President of Seiei Corporation. In 1995, he co-founded Newcorp Technology Limited, where he is responsible for international sales and marketing of high technology products.

     Joseph Gatti, Jr., age 73, has been employed as Managing Director of Corporate Finance for Spencer Trask Securities in New York since 1995. He has over 40 years experience in the securities industry, primarily in the funding of high technical organizations. He was a former Electronic Countermeasures Officer with the U.S. Air Force. He received a Bachelor of Science degree from New York State Maritime College in 1949.

     Alan Hui-Tse Sheen, age 41, has served as a Director since 1998. He has been the Chairman and Chief Executive Officer of American Computer and Digital Components, Inc., a privately held computer memory module company since 1992. Mr. Sheen has been actively involved in the computer memory module business since graduation from the University of Southern California in 1983 with a BS in Business Administration.

     Fusahiko Hasegawa, age 59, has served as a Director since 1998. He has been the President and Chief Executive Officer of Advanced Technology and Systems Co., Ltd., ADTX, an IBM Japan joint venture since 1994. Mr. Hasegawa has over 40 years of senior technical and management experience with IBM.

Additional Information About our Board and its Committees
---------------------------------------------------------
     Our Board of Directors has established an audit committee, but has not established a compensation committee or a standing nominating committee.

     The audit committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices and reviews the annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The audit committee, comprised of Joseph Gatti and John T. Gauthier, met 4 times during fiscal 2001.

     Our Board held 7 meetings during fiscal 2001 and each of the Directors attended, either in person or by telephonic conference, 75% or more of the meetings of our Board and all such committees on which such Director served during fiscal 2001.

Director Compensation
---------------------
     Directors who are employees receive no separate compensation for their service as Directors. Our non-employee Directors do not receive cash fees, however they receive 25,000 warrants annually to purchase common stock at a price set by the Board. No warrants have been issued to date for the year 2001. In addition, Directors are reimbursed for travel expenses for attending meetings of the board and any board or advisory committees.

Audit Committee Report
----------------------
     The audit committee consists of Joseph Gatti, and John T. Gauthier, each of whom is a member of our Board of Directors, and qualifies as "independent" as defined under the National Associations of Securities Dealers' listing standards except for John T. Gauthier, the Company's CFO, who is an interim member until the Board selects two additional qualified members to join Mr. Gatti. The audit committee operates under a written charter adopted by our Board of Directors which is included in this Information Statement as Appendix A.

     The primary function of the audit committee is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting and tax compliance. The audit committee's primary duties and responsibilities are to:

     - serve as an independent and objective party to monitor our financial reporting process and internal control systems;

     - review and appraise the audit efforts of our independent accountants and internal audit department;

     - evaluate our quarterly financial performance;

     - oversee management's establishment and enforcement of financial policies and business practices; and

     - provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and our Board of Directors.

     The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management. The audit committee has discussed with BDO Seidman, LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The audit committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the audit committee has discussed the independence of BDO Seidman, LLP with them.

     Based on the audit committee's review and discussions noted above, the audit committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on amended Form 10 for the fiscal year ended December 31, 2001 for filing with the SEC.


                                           Audit Commitee

                                           Joseph Gatti, Chairman
                                           John T. Gauthier

               SECURITY OWNERSHIP OF CERTAIN
             BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock by (a) each stockholder who is known by us to own beneficially more than 5% of the outstanding common stock, (b) each director and each nominee, (c) each executive officer named in the Summary Compensation Table on page 9 under the heading "Executive Compensation", and
(d) all our executive Offciers and Directors as a group. This ownership information is as of April 20, 2001, unless otherwise indicated in the footnotes.

     Unless otherwise noted, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of April 22, 2002, there were 10,863,186 shares of common stock outstanding.

                                                    Shares of Common Stock
                                                      Beneficially Owned
                                                -----------------------------
Name of Beneficial Owner                          Amount     Percent of Class
------------------------                        -----------  ----------------
Winston Gu                                       2,238,334         20.6%
James Djen                                         700,420          6.4%
John T. Gauthier                                    99,540          0.9%
Joseph Gatti                                             0
Alan Hui-Tse Sheen                                 440,000          4.0%
Fusahiko Hasegawa                                   20,000          0.2%
R. Fox                                              33,000          *
Hideki Watanabe                                    185,000          1.7%
  4-12-2 Nagatsuda, Midori-Ku
  Yokohama-Shi, Kanagawa-Ken, Japan
All directors and officers as a group            3,683,294         33.9%
  (8 persons)

                 EXECUTIVE COMPENSAITON


Summary Compensation Table
--------------------------
     The following table sets forth the cash and non-cash compensation paid or earned during fiscal 1998, 1999, 2000 and 2001 by our Chief Executive Officer and our four other executive Officers, all of whom received or earned cash and non-cash salary and bonus of more than $100,000 for fiscal 2001.


                               Annual Compensation
                          ------------------------------
Name and Principal                          Other Annual  All Other
Position            Year  Salary   Bonus    Compensation  Compensation(2)
------------------  ----  -------  -------  ------------  ----------------
Winston Gu          2001  120,000        -         -            -
 Chairman and       2000  120,000        -         -       50,000 @ $1.875
 Chief Executive    1999   75,000  200,000         -       25,000 @ $5.00
 Officer            1998   60,000  200,000         -            -

James Djen          2001  120,000        -         -            -
 Managing           2000  120,000        -         -       50,000 @ $1.875
 Director           1999  120,000        -         -       25,000 @ $5.00
                    1998  159,000        -         -       45,000 @ $3.50

John J. Harwer      2001  120,000        -         -            -
 President          2000  120,000        -         -       50,000 @ $1.875
                    1999  120,000        -         -       25,000 @ $5.00
                    1998  158,333        -         -      100,000 @ $1.75

R. Fox              2001  120,000        -         -            -
 General Manager    2000  120,000        -         -       15,000 @ $1.875
 PTI Enclosures     1999  125,000        -         -       15,000 @ $5.00
                    1998  123,637        -         -            -

John T. Gauthier    2001  120,000        -         -            -
 Chief Financial    2000  120,000        -         -       50,000 @ $1.875
 Officer            1999   60,000        -         -       25,000 @ $5.00
                    1998   36,000        -         -            -


Warrant Grants and Exercises
----------------------------
     No warrants were granted for the year 2001 nor were any warrants exercised.

The following table summarizes warrant exercises and the value of in-the-money options held at December 31, 2001 by our Chief Executive Officer and each of the executive officers named in the Summary
Compensation Table above.

                         Aggregated Warrant Exercises In
                  Last Fiscal Year and Fiscal Year-End Option Values

                                              Number of
                                              Securities         Value of
                                              Underlying         Unexercised
                                              Unexercised        In-the-Money
                                              Options at         Options at
                                              December 31, 2001  December 31, 2001(2)
                  Shares                      -----------------  -----------------
                  Acquired on  Value          Exer-     Unexer-  Exer-     Unexer-
Name              Exercise(#)  Realized($)(1) cisable   cisable  cisable   cisable
----------------  -----------  -------------  --------  -------  -------   -------
Winston Gu        ___________  _____________  ________  _______  _______   _______
James Djen        ___________  _____________  ________  _______  _______   _______
John J. Harwer    ___________  _____________  ________  _______  _______   _______
R. Fox            ___________  _____________  ________  _______  _______   _______
John T. Gauthier  ___________  _____________  ________  _______  _______   _______

---------

(1) The value realized is calculated based ont he closing price of our common stock as reported by the Nasdaq Small Cap Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of common stock underlying the options at December 31, 2000, and the exercise price of such options. Options are in-the-money if the market price of the shares exceeds the option exercise price.


Agreements with Employees
-------------------------
     The Corporation did not have written employment agreements with our employees in the year 2001. The Directors are expected to appoint a compensation committee at the Annual Meeting of Directors and to formalize employment contracts with executive employees.

Report On Executive Compensation
--------------------------------
     Executive Compensation for the Company is presently being studied by the Executive Committee for recommendation to the Board of Directors. The Board at their Annual Meeting is expected to appoint a Compensation Committee.

Certain Transactions
--------------------
     On January 3, 2000, in connection with our initial acquisition of 60% of the outstanding capital stock of CMS Technology Limited (CMS), our Hong Kong subsidiary, Alan Sheen, a director and principal stockholder of Bridge Technology, acquired 10% of the outstanding capital stock of CMS for a purchase price of $1,000,000. We purchased the remaining 30% of the capital stock of CMS in May 2000 for a purchase price of $3,000,000.

     We lease our facility located in Garden Grove, California from PTI Enclosures, LLC, a corporation controlled by James Djen, an Officer, Director and principal stockholder of the Company. The lease provides for monthly payments of $23,288 and a term of 20 years expiring in December 2017. In addition, we entered into a sublease agreement with Exell Corporation, a corporation controlled by Anita Gauthier, the wife of the Company's CFO John
T. Gauthier, for a portion of the building for a monthly payment of $1,380, through October 2003.

     Our subsidiary, Autec Power Systems, Inc., leases facilities under an operating lease with K.G. Cockran Properties, a company owned by Winston Gu, one of our principal stockholders. The lease calls for monthly lease payments of $19,672, subject to cost of living adjustment, through 2007. Autec entered into a sublease agreement with Frontier Electronics, a corporation owned by Jeanie Gu, the wife of the Company's CEO Winston Gu, for a portion of the facility for a monthly payment of $4,372. The term of sublease is for 10 years.

     During 1999, we loaned $250,000 to Photo King International, an entity of which James Djen, one of our principal stockholders, is an Officer. During 2000, $25,000 of this loan was repaid, leaving an unpaid principal balance of $225,000.

     During 2000, in connection with our acquisition of CMS Technology, Ltd., we borrowed $2.9 million from a related party group and an additional
$30,000 in 2001. This debt bears interest at a rate of 9.5% and is due on demand. We repaid principal of $100,000 and $700,000 and interest of $152,859 and $322,066 during 2000 and 2001. At December 31, 2000 and 2001 respectfully, there was an accrued interest payable of $88,919 and zero ($0) and a total interest expense of $241,778 and $233,148.


               Amount
             Repaid in
  Amount        2001        From                   Relationship
-----------  ----------  ---------------   ------------------------------------
$ 1,000,000  $700,000     Frontier          Corporation controlled by Jeanie Gu,
                          Electronics          wife of the Company's CEO

  1,000,000      -        CKI               Corporation controlled by James Djen,
                                               an Officer, Director and major
                                               stockholder of the Company.

    400,000      -        Winston Gu        CEO, Director and major stockholder
                                               of the Company

    200,000      -        Edwin Cheng       Brother of James Djen, an Officer,
                                               Director and major stockholder of the
                                               Company

    100,000      -        James Djen        Officer, Director and major
                                               stockholder of the Company

    100,000      -        Karen Chiu        Controller of the Company

    100,000      -        Exell Corporation Corporation controlled by Anita
                                               Gauthier, wife of the Company's CFO.
-----------
$ 2,900,000
===========


               PROPOSAL 2
          RATIFICATION OF AUDITORS


     Our Board of Directors has yet to appoint outside auditors for the year ending December 31, 2002.

     The outside audit committee of three independent directors are expected to solicit proposals for interested public accounting firms and to make their recommendations to the Board of Directors.



Audit Fees
----------
     The fees for our 2001 annual audit and review of our quarterly financial statements including domestic and international were approximately $380,000.

Financial Systems Design and Implementation Fees
------------------------------------------------
None

All Other Fees
--------------
Income tax preparation and tax consulting: $30,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive Officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended December 31, 2001, all Section 16(a) reports required to be filed by our executive Officers, Directors and greater-than-10% stockholders were filed on a timely basis.

PROPOSALS FOR THE NEXT ANNUAL MEETING
-------------------------------------
     Stockholder proposals intended to be presented in the proxy materials or information statement relating to the next Annual Meeting of Stockholders must be received by us on or before December 31, 2002 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

     A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement or information statement must notify us by January 31, 2003. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting, if any, will have discretionary authority to vote on the proposal.

OTHER BUSINESS
--------------
We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Information Statement.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       James Djen
                                       Chief Executive Officer
                                       and Director

August 27, 2002
Garden Grove, California

                      Appendix A

                  BRIDGE TECHNOLOGY, INC.
                     AUDIT COMMITTEE
                   CHARTER REQUIREMENTS



      The Board of Directors has authorized the formation of the Audit Committee under the following Charter Requirements.

      1. The Audit Committee shall consist of three independent members.

      2. The members shall be appointed to serve for one year until the annual Directors meeting at which time the audit committee members will be elected to serve the new year.

      3. Each member of the Audit Committee shall be truly independent and must not
         a. have been employed by the corporation or its affiliates in the current or past three years.
         b. have accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation).
         c. be an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer.
         d. have been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
         e. has been employed as an executive of another entity where any of the company's executive serve on that entity's compensation committee.

      4. a. The purpose of the Audit Committee is to comply with good business standards and all regulatory procedures in conducting the business of the corporation.
         b. oversee that the corporation's outside auditors comply with their responsibility to perform independent audit of the books and record of the corporation and to conduct an annual review of the corporations internal control procedures and provide the Audit Committee their recommendations for improvement and compliance with good business practices.

      5. The Audit Committee will meet quarterly as follows:
         a. between May 1-15 annually
         b. between August 1-15 annually
         c. between November 1-15 annually
         d. between February 1-15 annually
         e. at any time that an issue has been brought to the attention of the committee

      6. The members of the committee are expected to review the company's Form 10K annual reports and the Quarterly Reports on Form 10Q and all 8K Reports before filing to the regulatory agencies for compliance.

      7. The Audit Committee is expected to review the outside auditors report on internal control practices and their recommendations for improvement and request written confirmation that all deficiencies have been corrected.

      8. The Audit Committee will submit an annual compliance letter report to the Board of Directors confirming the committee review of the outside auditors financial statements and internal control review and noting any discrepancies or irregularities for the Board of Directors consideration.

      9. The initial Audit Committee, while the corporation is a small business filer with the Securities and Exchange Commission, shall consist of one non independent member who concurrently also serves as the Chief Financial Officer of the Corporation.

      10.When the Corporation ceases to be a small business filer, the Chief
         Financial Officer of the Corporation will be replaced on the Audit Committee by an independent director of the Corporation who is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. In addition this Director must have a working knowledge of the need for internal control procedures and the necessity of the independent auditors review of the company's internal control procedures in practice and the formal report of their findings. The Director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

      11.Except while the Corporation is a small business filer under SEC rules, the Corporation will have all independent directors on the Audit Committee.